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                        CHESAPEAKE UTILITIES CORPORATION

                                     BYLAWS

                (Including revisions through February 17, 1995)

                                   ARTICLE I

                                    OFFICES

     1.1  Registered Office.  The address of the Corporation's registered office
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in the State of Delaware is 1013 Centre Road in the City of Wilmington, in the
County of New Castle, Delaware 19805. The name of the Corporation's registered agent at such address is Corporation Service Company.

     1.2  Other Offices.  The Corporation may also have offices at such other
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places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

     2.1  Location of Meetings.  Annual and special meetings of the stockholders
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shall be held at such place within or without the State of Delaware, as the
Directors may, from time to time, fix. Whenever the Directors shall fail to fix such place, the meeting shall be held at the principal office of the Corporation in the State of Delaware.

     2.2  Annual Meeting.  The annual meeting of stockholders shall be held on
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the third Tuesday in May in each year if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 o'clock A.M., for the election of Directors and for the transaction of such other business as may properly be brought before the meeting; provided, however, that if the annual meeting of stockholders is not held on the day fixed therefor, the Directors shall cause the meeting to be held as soon thereafter as is convenient.

     2.3  Notice of Annual Meeting.  Written notice of the annual meeting shall
          ------------------------
be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten but not more than sixty days prior to the meeting. Such notice shall state the location, date and hour of the meeting, but the notice need not specify the business to be transacted thereat.

     2.4  Special Meetings.  Special meetings of the stockholders for any
          ----------------
purpose or purposes, unless otherwise provided by law or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in
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writing of a majority of the Board of Directors, and not at the request of any other person or persons. Such request must state the purpose or purposes of the proposed meeting.

     2.5  Notice of Special Meetings.  Written notice of a special meeting shall
          --------------------------
be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten but not more than sixty days prior to the meeting. Such notice shall state the location, date and hour of the meeting and shall describe the order of business to be addressed at the meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice.

     2.6  Presiding Officer at Stockholder Meetings.  The Chair of the Board
          -----------------------------------------
shall preside at all meetings of the stockholders, provided that the Chair may designate the President to preside in the Chair's stead. In the Chair's absence, the President shall preside, and in the absence of both, the Board shall appoint a person to preside.

     2.7  Quorum; Adjournment.  The holders of a majority of the stock issued
          -------------------
and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If such quorum shall not be present or represented at any meeting of the stockholders, the presiding officer of the meeting or the majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. Even if a quorum is present or represented at any meeting of the stockholders, the presiding officer of the meeting, for good cause, or the majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time. If the time and place of the adjourned meeting are announced at any meeting at which an adjournment is taken, no further notice of the adjourned meeting need be given; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed by the Board of Directors, notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     2.8  Vote Required.  In all matters other than the election of Directors,
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the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before a meeting unless the question is one upon which by express provision of the Certificate of Incorporation or of these Bylaws, or by law,

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a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected, by ballot, by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the election of directors.

     2.9  Voting; Proxies.  At any meeting of the stockholders every holder of
          ---------------
shares entitled to vote thereat shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in such stockholder's name on the books of the Corporation, and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of Directors.

     2.10  Stockholder Lists.  At least ten days before every meeting of the
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stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open for said ten days to examination by any stockholder for any purpose germane to the meeting during regular business hours at the place where the meeting is to be held, or at such other place within the city in which the meeting is to be held as shall be specified in the notice of the meeting, and also shall be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any stockholder who is present.

     2.11  Action Without Meeting.  No action required to be taken or which may
           ----------------------
be taken at any annual or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing to the taking of any action is specifically denied.

                                  ARTICLE III

                                   DIRECTORS

     3.1  Powers.  The property and business of the Corporation shall be managed
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by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

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     3.2  Composition of the Board.  The number of Directors which shall
          ------------------------
constitute the Board shall be nine, divided into three classes, as specified in the Certificate of Incorporation. Directors shall be elected at the annual meeting of the stockholders, and each Director shall be elected to serve until such Director's successor shall be elected and shall qualify; provided, however, no person who shall have attained the age of 75 years by the date of election shall be eligible for election as a Director of the Corporation. If not already a stockholder at the time of assuming office, each Director shall purchase at least one share of the Corporation's common stock within a reasonable time thereafter. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the Chair of the Board who shall perform such duties as are specified in these Bylaws or are properly required of the Chair by the Board of Directors.

     3.3  Nominations.  Nominations for the election of Directors may be made by
          -----------
the Board or by any stockholder entitled to vote for the election of Directors. Nominations proposed by the Board shall be given by the Chair on behalf of the Board. Nominations by stockholders shall be in writing, and in the form prescribed below, and shall be effective when delivered by hand or received by registered first-class mail, postage prepaid, by the Secretary of the Corporation not less than 14 days nor more than 80 days prior to any meeting of the stockholders called for the election of Directors; provided, however, that if less than 21 days notice of the meeting is given to stockholders, such writing shall be received by the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Nominations by stockholders shall be in the form of a notice which shall set forth (a) as to each nominee (i) the name, age, business address and, if known, residence address of such nominee (ii) the principal occupation or employment of such nominee (iii) the number of shares of stock beneficially owned by the nominee (iv) the consent of the nominee to serve as a Director of the Corporation if so elected (v) a description of all arrangements or understandings among the stockholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the stockholder and
(vi) any other information relating to the nominee required to be disclosed in solicitations of proxies for election of Directors, or otherwise required pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the number of shares beneficially owned by such stockholder. The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

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     3.4  Vacancy.  If the office of any Director becomes vacant by reason of
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death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining Directors, though less than a quorum, shall choose a successor, who shall hold office until the next election of the class for which such Director shall have been chosen, and until such Director's successor shall be elected and qualified.

     3.5  Resignation.  Any Director of the Corporation may resign from the
          -----------
Board of Directors at any time by giving written notice to the President or to the Secretary of the Corporation. The resignation shall be effective at the time stated therein, and unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

     3.6  Meetings Generally.  The Board of Directors may hold meetings, both
          ------------------
regular and special, at such times and places either within or without the State of Delaware as shall from time to time be determined by the Board.

     3.7  Regular Meetings.  Regular meetings of the Board of Directors shall be
          ----------------
held at such times and places as shall be fixed by resolution of the Board. No notice shall be required for regular meetings held pursuant to such resolution, except that the Secretary of the Corporation shall promptly provide a copy of such resolution to any Director who is absent when such resolution is adopted. In case any scheduled meeting of the Board is not held on the day fixed therefor, the Directors shall cause the meeting to be held as soon thereafter as is convenient. At such regular meetings directors may transact such business as may be brought before the meeting.

     3.8  Special Meetings.  Special meetings of the Board may be called by the
          ----------------
Chair of the Board or by the President by twenty-four (24) hours notice to each Director, either personally, by telephone, by mail, or by telegram; special meetings shall be called by the Chair of the Board, the President or the Secretary in like manner and on like notice on the written request of two Directors.

     3.9  First Meeting.  The first meeting of each newly elected Board shall be
          -------------
held immediately after the annual meeting of stockholders and at the same place, and no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held, the Directors shall cause the meeting to be held as soon thereafter as is convenient.

     3.10  Organization. The Chair of the Board shall preside at all meetings of
           ------------
the Board, provided that the Chair may designate the President to preside in the Chair's stead. In the Chair's absence the President shall preside, and in the absence of both,

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the Board shall appoint a person to preside.  The Secretary of the Corporation, or if the Secretary is not present, one of the Assistant Secretaries, in the order determined by the Board, or if an Assistant Secretary is not present, a person designated by the Board, shall take the minutes of the meeting.

     3.11  Quorum; Adjournment.  At all meetings of the Board five Directors
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shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or these Bylaws. Whether or not a quorum is present at any meeting of the Board, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting.

     3.12  Participation by Telephone.  Any one or more Directors may
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participate in a meeting of the Board or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall be deemed attendance in person at that meeting.

     3.13  Action Without Meeting.  Any action required to be taken or which may
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be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the Board or of the committee, as the case may be. Any action taken pursuant to such consent shall be treated for all purposes as the act of the Board or committee.

     3.14  Appointment of Committees.  The Board of Directors may, by resolution
           -------------------------
passed by a majority of the whole Board, designate one or more special or standing committees, each committee to consist of two or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee.

     3.15  Meetings of Committees.  Regular and special meetings of any
           ----------------------
committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors. At all committee meetings, a majority of the members of the committee shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of committee members present at a meeting at which there is a quorum shall be the act of the committee.

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     3.16  Powers of Committees.  Committees of the Board of Directors, to the
           --------------------
extent provided in the Board resolution or permitted by law, shall have and may exercise the powers of the Board of Directors, in the management of the business and affairs of the Corporation, and may have power to authorize the Seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the Board. Except as the Board of Directors may otherwise determine, a committee may make rules for its conduct, but unless otherwise provided by the Board or such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the conduct of business by the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     3.17  Compensation of Directors.  Directors shall be reimbursed for
           -------------------------
reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid other compensation in whatever form and amount the Board of Directors, by resolution, shall determine to be reasonable. Members of special or standing committees may be allowed like compensation and reimbursement for participation in committee meetings. Nothing contained in this section shall be construed to preclude any Director from serving the Corporation in any other capacity, as officer, agent, employee or otherwise, and being compensated for such service.

                                   ARTICLE IV

                                    NOTICES

     4.1  Generally.  Whenever under the provisions of the Certificate of
          ---------
Incorporation or these Bylaws, or by law, notice is required to be given to any Director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail or by courier service, by depositing the same in a post office or letter box, or with a courier service, in a post-paid sealed wrapper, addressed to such Director or stockholder at such address as appears on the books of the Corporation, or, in default of other address, to such Director or stockholder at the last known address of such person, and notice shall be deemed to be given at the time when the same shall be thus deposited.

     4.2  Waiver of Notice.  Whenever any notice is required to be given under
          ----------------
the provisions of the Certificate of Incorporation or these Bylaws, or by law, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the

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meeting, to the transaction of any business on the ground that the meeting is not lawfully convened.

                                   ARTICLE V

                                    OFFICERS

     5.1  Offices.  The Officers of the Corporation shall be chosen by the
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Directors and shall be a President, a Vice President, a Secretary, and a
Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, and may appoint such other Officers and agents as it shall deem necessary. Two or more offices may be held by the same person, except that where the offices of the President and Secretary are held by the same person, such person shall not hold any other office.

     5.2  Election; Term of Office; Removal.  The Board of Directors at its
          ---------------------------------
first meeting after each annual meeting of stockholders shall elect the President, one or more Vice Presidents, the Secretary, the Treasurer, and such other Officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Officers of the Corporation shall hold office until their successors are chosen and qualify in their stead, or until such time as they may resign or be removed from office. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors. In the case of any office other than that of President, Secretary or Treasurer, the President may appoint a person to serve in such office, on a temporary basis, until the vacancy is filled by the Board.

     5.3  Compensation.  The salaries of all Officers and agents of the
          ------------
Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

     5.4  The President and Chief Executive Officer.  The President shall be the
          -----------------------------------------
Chief Executive Officer and shall report directly to the Board of Directors.
The President shall perform such duties as are incident to the office of Chief Executive Officer or are properly specified and authorized by the Board of Directors.

     5.5  Vice Presidents.  The Vice Presidents, in the order fixed by the Board
          ---------------
of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

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

     5.6  The Secretary.  The Secretary shall attend all meetings of the Board
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and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the Seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary.

     5.7  Assistant Secretaries.  The Assistant Secretaries, in the order fixed
          ---------------------
by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

     5.8  The Treasurer.  The Treasurer shall have the custody of the corporate
          -------------
funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories or other institutions as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation by check or by electronic or wire transfer, as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation.

     5.09  Assistant Treasurers.  The Assistant Treasurers, in the order fixed
           --------------------
by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                                   ARTICLE VI

                 STOCK CERTIFICATES, TRANSFERS AND RECORD DATE

     6.1  Certificates of Stock.  The certificates of stock of the Corporation
          ---------------------
shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be used by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

     6.2  Transfers of Stock.  Upon surrender to the Corporation or the Transfer
          ------------------
Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     6.3  Record Date for Stockholders.  For the purpose of determining the
          ----------------------------
stockholders entitled to notice of or to vote at any annual or special meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     6.4  Registered Stockholders.  The Corporation shall be entitled to treat
          -----------------------
the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     6.5  Lost Certificates.  The Board of Directors may direct a new
          -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                  ARTICLE VII

                                   DIVIDENDS

     7.1  Power to Declare Dividends.  Dividends upon the capital stock of the
          --------------------------
Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     7.2  Discretion of the Board.  Before payment of any dividend, there may be
          -----------------------
set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     8.1  Instruments.  All checks, demands for money, notes, deeds, mortgages,
          -----------
bonds, contracts and other instruments of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

     8.2  Borrowing.  No officer, agent or employee of the Corporation shall
          ---------
have any power or authority to borrow money on behalf of the Corporation, to pledge the Corporation's credit, or to mortgage or pledge the Corporation's real or personal property, except within the scope and to the extent such authority has been delegated to such person by resolution of the Board of Directors. Such authority may be given by the Board and may be general or limited to specific instances.

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

     8.3  Voting Securities of Other Corporations.  Subject to any specific
          ---------------------------------------
direction from the Board of Directors, the President of the Corporation, or any other person or persons who may from time to time be designated by the Board of Directors, shall have the authority to vote on behalf of the Corporation the securities of any other corporation which are owned or held by the Corporation and may attend meetings of stockholders or execute and deliver proxies or written consents for such purpose.

     8.4  Fiscal Year.  The fiscal year shall begin the first day of January in
          -----------
each year.

     8.5  Seal.  The corporate seal shall have inscribed thereon the name of the
          ----
Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     8.6  Books and Records of the Corporation.  The books and records of the
          ------------------------------------
Corporation shall be kept at such places as the Board may from time to time determine.

                                   ARTICLE IX

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     9.1  Right To Indemnification.  Each person who was or is made a party or
          ------------------------
is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact such person is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a Director or Officer of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law against all expense, liability and loss (including attorneys' fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to such person who has ceased to be a Director or Officer and shall inure to the benefit of the person's heirs, executors and administrators. For purposes of this section, persons serving as Director or Officer of the Corporation's direct or indirect wholly-owned subsidiaries shall be deemed to be serving at the Corporation's request.

     9.2  Right To Advancement Of Expenses.  The right to indemnification
          --------------------------------
conferred in Paragraph (a) of this section shall include the right to be paid by the Corporation the expenses incurred in defending any action, suit, or proceeding in advance of its final disposition, subject to the receipt by the Corporation of an undertaking by or on behalf of such person to repay all amounts

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

so advanced if it shall ultimately be determined that such person is not entitled to be indemnified.

     9.3  Nonexclusivity of Rights.  The rights to indemnification and to the
          ------------------------
advancement of expenses contained in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any law, provision of the Corporation's Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

     9.4  Employee Benefit Plans.  For purposes of this section, references to
          ----------------------
"other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director or Officer of the Corporation which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation."

                                   ARTICLE X

                                   AMENDMENTS

     10.1  Amendment of Bylaws.  These Bylaws may be altered or repealed at any
           -------------------
regular meeting of the stockholders or at any special meeting of the stockholders, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of the holders of 75% or more of outstanding shares of capital stock entitled to vote at such meeting and present or represented thereat. The Board of Directors may alter or repeal the Bylaws by the affirmative vote of a majority of the entire Board at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such special meeting.

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